Exhibit 10.1
PROMISSORY NOTE

$550,000	February 4, 2009

FOR VALUE RECEIVED, the undersigned, WORLDGATE COMMUNICATIONS, INC., a Delaware corporation (the “Debtor”), hereby absolutely, irrevocably and unconditionally promises to pay to the order of WGI INVESTOR LLC, a Delaware limited liability company (the “Payee”), in lawful money of the United States of America and in good and immediately available funds, the principal sum of FIVE HUNDRED AND FIFTY THOUSAND DOLLARS (the “Principal Sum”).  All payments made pursuant to this promissory note (this “Promissory Note”) will be made free and clear of, and without deduction for, withholding, setoff, recoupment, claim or counterclaim of any type or kind, including, without limitation, pursuant to any other agreement to which the Debtor or the Payee is or might from time to time be party.

Reference is hereby made to that certain Securities Purchase Agreement, dated as of December 12, 2008, by and between the Debtor and the Payee (the “Purchase Agreement”).  The amounts advanced by the Payee to the Debtor under this Promissory Note constitute an advance to Debtor as contemplated under Section 2.1 of the Purchase Agreement.  This Promissory Note shall be cancelled upon the occurrence of the closing of the transactions contemplated by the Purchase Agreement.

Unless this Promissory Note is cancelled in accordance with the immediately preceding paragraph, the Debtor shall pay the Principal Sum in full on or before May 1, 2009 (the “Maturity Date”).  Interest on the unpaid Principal Sum outstanding from time to time shall accrue at the rate of six percent (6%) per annum (computed on the basis of a 360-day year and the actual number of days elapsed in any year), or (if less) at the highest rate then permitted under applicable law (the “Interest Rate”).  The Company shall pay to the Payee all accrued interest on the Maturity Date.  Unless prohibited under applicable law, any accrued interest which is not paid on the date on which it is due and payable shall bear interest at the same rate at which interest is then accruing on the Principal Sum until such interest is paid.

The Debtor hereby waives presentment, demand for payment, notice of non-payment, notice of dishonor, and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Promissory Note, as well as diligence in collecting this Promissory Note.

Each of the following events shall constitute an “Event of Default” under this Promissory Note: (a) the Debtor shall fail to pay the Principal Sum to the Payee on or before the Maturity Date; (b) the Purchase Agreement shall have been terminated by the Debtor pursuant to Section 9(a) of the Purchase Agreement; (c) the Debtor shall have breached (or shall have failed to perform) a representation, warranty, covenant or agreement contained in the Purchase Agreement; (d) the Debtor shall fail to pay any other sum due under this Promissory Note when the same becomes due and payable; or (e) the Debtor shall (i) make an assignment for the benefit of creditors, (ii) be adjudicated bankrupt or insolvent, (iii) seek the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets, (iv) commence, approve or consent to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within forty-five (45) days following the commencement thereof, or (v) be the subject of an order for relief in an involuntary case under federal bankruptcy law.

At any time after the occurrence of an Event of Default, (1) in the case of an Event of Default under clause (c) of the preceding paragraph, the entire unpaid principal amount of this Promissory Note and all other amounts payable hereunder shall automatically become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Debtor; and (2) in the case of any Event of Default other than under clause (c) of the preceding paragraph, the Payee may, by written notice to the Debtor, declare the unpaid principal amount of this Promissory Note and all other amounts payable hereunder, to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Debtor.

In addition to and without in any way limiting the foregoing, upon the occurrence of an Event of Default or at any time thereafter, the Payee may employ all remedies allowed by law.  No remedy herein conferred upon the Payee is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.

The Debtor’s payment and performance obligations under this Promissory Note are absolute and unconditional.  Any claim that the Debtor may now or hereafter have against the Payee or any affiliate thereof, including, without limitation, pursuant to any existing or future agreement to which one or both may be a party, shall not affect or excuse the absolute and unconditional obligation of the Debtor to make any payment required to be made to the Payee, and shall not be used or asserted as a claim against, or a defense to, payment of such obligation or as set-off, counterclaim or deduction against such payment.  The Payee, under or in any way in connection with this Promissory Note, shall have no obligation or responsibility with respect to any dispute that may arise between the Debtor and any such foregoing person, and no such dispute shall prevent the Payee from taking such action as it may deem appropriate in order to preserve, protect or enforce its rights hereunder.

The Debtor further agrees to pay to the Payee, on demand, any and all reasonable costs and expenses (including court costs and legal expenses) incurred or expended by the Payee in connection with the enforcement of this Promissory Note, together with interest on amounts recoverable under this paragraph from the time when such amounts become due until payment, whether before or after judgment, at the Interest Rate, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

The unenforceability of any provision hereof shall not affect the validity of any other provision hereof.  The obligations of the Debtor hereunder are not assignable and shall not be assigned or transferred.  All obligations of the Debtor hereunder shall bind the heirs, agents and attorneys-in-fact, and permitted successors and assigns of the Debtor.  The Payee may transfer or assign all or any part of its interest in this Promissory Note without the consent of the Debtor or any other party.

This Promissory Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York, without regard to the conflicts of law principles thereof.  THE DEBTOR ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MIGHT ARISE UNDER THIS PROMISSORY NOTE IS LIKELY TO INVOLVE COMPLEX AND DIFFICULT ISSUES AND, THEREFORE, THE DEBTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO THIS PROMISSORY NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

This Promissory Note constitutes the entire agreement between and among the parties with respect to the subject matter hereof.  There are no oral understandings, agreements, representations or warranties not expressly set forth herein.  This Promissory Note shall not be changed orally, but only by writing signed by the Debtor and the Payee.

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IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the date first above written.

WORLDGATE COMMUNICATIONS, INC.

By:	/s/ Harold M. Krisbergh
Name: Harold M. Krisbergh
Title: Chairman & CEO

ADDRESS:

WorldGate Communications, Inc.
3190 Tremont Avenue
Trevose, PA 19053
Attention: Harold M. Krisbergh
Randall J. Gort
Facsimile: (215) 354-1049

ACCEPTED AS OF THE DATE
FIRST WRITTEN ABOVE.

WGI INVESTOR LLC

By:	Praescient, LLC, its Manager

	By:	/s/ Robert Stevanovski
Name: Robert Stevanovski
Title: Manager

ADDRESS:

WGI Investor LLC
c/o Praescient, LLC
P.O. Box 1086
Cornelius, NC 28031
Attention: Robert Stevanovski, Manager
Facsimile: (704) 260-3304